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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Sappi Limited on Form S-8 of our report dated December 11, 2009, appearing in the Annual Report on Form 20-F of Sappi Limited for the year ended September 27, 2009.

/s/ Deloitte & Touche
Per M J Comber

Partner
January 15, 2010

National Executive: GG Gelink Chief Executive AE Swiegers Chief Operating Officer GM Pinnock Audit
DL Kennedy Tax & Legal and Risk Advisory L Geeringh Consulting L Barn Corporate Finance CR Beukman Finance
TJ Brown Clients & Markets NT Mtoba Chairman of the Board CR Qually Deputy Chairman of the Board

A full list of partners and directors is available on request

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